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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2012

PROSPECT GLOBAL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54438	26-3024783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1401 17th Street Suite 1550 Denver, CO (Address of Principal Executive Offices)	80202 (Zip Code)

(303) 990-8444
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 21, 2012, we amended and restated the Securities Purchase Agreement we previously entered into on November 29, 2012 with certain affiliates of certain investment funds managed by Apollo Global Management, LLC in order to (1) provide that we will share ownership over and be an addressee with respect to certain reports being prepared for the purchasers under the Securities Purchase Agreement by McKinsey and SRK Consulting, (2) clarify that we can issue certain shares of common stock without requiring the purchasers' approval with respect to certain contractual commitments of ours existing as of the date of the Securities Purchase Agreement, (3) eliminate certain duplicative anti-dilution adjustment provisions and (4) eliminate the force majeure provision.

        The foregoing summary of the changes made to the Securities Purchase Agreement is qualified in all respects by the full texts of the Amended and Restated Securities Purchase Agreement, which is filed as Exhibits 10.1 of this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits

(d)
Exhibits.

Exhibit No.	Identification of Exhibits
10.1	Amended and Restated Securities Purchase Agreement, dated December 21, 2012, by and among Prospect Global Resources Inc. and the Purchasers named therein.

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT GLOBAL RESOURCES INC.

	By:	/s/ PATRICK L. AVERY Chief Executive Officer
Date: December 26, 2012

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  Item 1.01 Entry into a Material Definitive Agreement.
  Item 9.01 Financial Statements and Exhibits
SIGNATURE